UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

ANGI Homeservices Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street, Suite 700 Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2020, ANGI Homeservices Inc. (the “Company”) announced that Craig Smith, President and Chief Operating Officer of the Company, will step down from his role as President and Chief Operating Officer, effective December 31, 2020 (or on such earlier date as the Company and Mr. Smith shall mutually agree, the “Effective Date”). Mr. Smith will remain a member of the Company’s Board of Directors.

In connection with this announcement and in order to ensure a smooth transition of responsibilities, on September 8, 2020, the Company: (i) entered into an advisory agreement with Mr. Smith, pursuant to which he will continue to advise the Company on matters relating to its business, strategy and operations from and after the Effective Date for one (1) year (unless the agreement is earlier terminated or extended as the Company and Mr. Smith shall mutually agree) and (ii) subject to the execution and non-revocation of a full unconditional release, agreed to accelerate the vesting of any outstanding unvested Company equity awards held by Mr. Smith as of the Effective Date and provide that all vested Company stock appreciation rights held by Mr. Smith at the end of the one (1) year term shall remain outstanding and exercisable through June 29, 2022.

Pursuant to the advisory agreement, in exchange for his services, the Company has agreed to pay Mr. Smith an annual advisory fee equal to his current base salary ($500,000) and provide continued health and welfare benefits for a period of twelve (12) months. In addition, Mr. Smith will be bound by covenants not to compete with the Company or solicit the Company’s employees during the term of the agreement and for twelve (12) months thereafter. In addition, Mr. Smith has agreed not to use or disclose any confidential information of the Company or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights. The above summary is qualified in its entirety by reference to Mr. Smith’s advisory agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Advisory Agreement, dated September 8, 2020, between ANGI Homeservices Inc. and Craig Smith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI HOMESERVICES INC.

	By:	/s/ Shannon Shaw
	Name:	Shannon Shaw
	Title:	Chief Legal Officer
Date: September 11, 2020